Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 17, 2023, relating to the financial statement of Vestis Corporation appearing in Vestis Corporation’s Registration Statement on Form 10 (Commission File No. 001-41783).

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

October 2, 2023